UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

KATAPULT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39116	84-2704291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway SE, Suite 300, Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

(678) 402-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	KPLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2026, CCF OpCo LLC (the “Borrower”), a wholly owned subsidiary of Katapult Holdings, Inc. (the “Company”), entered into a Seventh Amendment (the “Seventh Amendment”) to that certain Second Amended and Restated Revolving Credit Agreement, dated as of December 29, 2023, by and among the Borrower, the lenders from time to time party thereto, The Huntington National Bank, successor by merger to Veritex Community Bank (“Huntington”), as resigning administrative agent, Sunflower Bank, N.A., as successor administrative agent (“Sunflower”), and BP Funding Trust, Series SPL-V, as Class B Agent (“BP Funding Trust”) (the “Credit Agreement”).

The Seventh Amendment extends the scheduled Draw Period Termination Date (as defined in the Seventh Amendment) from September 30, 2026 to November 30, 2026, subject to earlier termination upon the occurrence of an unwaived Cease Funding Event (as defined in the Credit Agreement) and any extension requested by the Borrower and approved by the lenders in accordance with the Credit Agreement.

Upon the occurrence of a Draw Period Termination Date, a twelve-month amortization period will commence as described in the Credit Agreement, and, absent an Event of Default (as defined in the Credit Agreement), the maturity date will not occur until the end of such amortization period.

In connection with entry into the Seventh Amendment, the Borrower entered into an Assignment and Assumption of Revolving Credit Documents (the “Assignment and Assumption”), by and among the Borrower, Huntington, Sunflower and BP Funding Trust, pursuant to which Huntington simultaneously resigned as administrative agent and assigned, and Sunflower assumed, all of Huntington’s rights, title and interest in that capacity under the Credit Agreement, and Sunflower was appointed as successor administrative agent. Other than as modified by the Seventh Amendment and the Assignment and Assumption, the Credit Agreement remains in full force and effect.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
10.1†	Seventh Amendment to Second Amended and Restated Revolving Credit Agreement, dated as of September 30, 2026, by and among CCF OpCo LLC, as Borrower, the lenders from time to time party thereto, The Huntington National Bank, successor by merger to Vertix Community Bank, as resigning administrative agent, Sunflower Bank, N.A., as administrative agent, and BP Funding Trust, Series SPL-V, as Class B Agent.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

† Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. the Company hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 2, 2026	/s/ Russell Falkenstein
Name: Russell Falkenstein
Title: Executive Vice President, Chief Financial Officer